Registration No. 333-11735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NYER MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	04-0469607
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13 Water Street

Holliston, Massachusetts 01746

(508) 429-8506

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Dumouchel, President

Nyer Medical Group, Inc.

13 Water Street

Holliston, Massachusetts 01746

(508) 429-8506

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard E. Berkenblit, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On September 11, 1996, Nyer Medical Group, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-11735) (the “Registration Statement”) for resales of an aggregate of 185,000 shares of common stock, par value $.0001 per share, of the Company.  This Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister all 185,000 shares of common stock registered pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed.  The contractual obligations between the Company and the selling securityholders named in the Registration Statement requiring the Registration Statement to remain effective have expired by their terms.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holliston, Commonwealth of Massachusetts, as of the 17th day of September, 2009.

Nyer Medical Group, Inc.

By:	/s/ Mark Dumouchel
	Name:	Mark Dumouchel
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Dumouchel	Director	September 17, 2009
David Dumouchel

/s/ Robert J. Landis	Director	September 17, 2009
Robert J. Landis

/s/ James Schweiger	Director	September 17, 2009
James Schweiger

/s/ Gerald Weston	Director	September 17, 2009
Gerald Weston

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